Exhibit 10.1



                 THIRD AMENDMENT TO THE 5 YEAR CREDIT AGREEMENT
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                 FIRST AMENDMENT TO THE 364 DAY CREDIT AGREEMENT
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          AMENDMENT (this "Amendment"), dated as of June 20, 1996, among NABISCO
HOLDINGS CORP., a Delaware corporation ("Holdings"), NABISCO, INC., a New Jersey corporation (the "Borrower"), and the lending institutions party to the 5 Year Credit Agreement referred to below and the 364 Day Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the 5 Year Credit Agreement.

                              W I T N E S S E T H :
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          WHEREAS, Holdings, the Borrower and various lending institutions
(the "5 Year Banks") are parties to a Credit Agreement, dated as of April 28, 1995 (as amended, modified and supplemented to the date hereof, the "5 Year Credit Agreement");

          WHEREAS, Holdings, the Borrower and various lending institutions (the "364 Day Banks"; and together with the 5 Year Banks, the "Banks") are parties to a Credit Agreement, dated as of November 3, 1995 (the "364 Day Credit Agreement" and, together with the 5 Year Credit Agreement, the "Credit Agreements");

          WHEREAS, Holdings, the Borrower and the 5 Year Banks wish to enter into the amendments with respect to the 5 Year Credit Agreement as herein provided;

          WHEREAS, Holdings, the Borrower and the 364 Day Banks wish to enter into amendments with respect to the 364 Day Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to the 5 Year Credit Agreement.
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          1.  The definition of "Adjusted Operating Income" appearing in Section
10 of the 5 Year Credit Agreement shall be amended by (a) deleting the word
"and" appearing at the end of clause (i) of the proviso contained therein and inserting a comma in lieu thereof and (b) inserting at the end of such definition, immediately following clause (ii) thereof, the following new clause
(iii):

          "and (iii) for all purposes, for any period which includes any Restructuring Charge Quarter there shall be excluded in determining









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          Adjusted Operating Income any portion of the 1996
          Restructuring Charge which reduced the consolidated operating income of Holdings and its Subsidiaries for such period.

          2.  The definition of "Consolidated Net Worth" appearing in
Section 10 of the 5 Year Credit Agreement shall be amended by inserting the following after the second appearance of the word "date" therein:

          "plus any 1996 Restructuring Charge deducted in determining Consolidated Net Worth of Holdings as of such date".

          3. The definition of "Cumulative Consolidated Net Income" appearing in Section 10 of the 5 Year Credit Agreement shall be amended by inserting at the end of such definition, immediately following clause (ii) thereof, the following:

          "plus (iii) any 1996 Restructuring Charge deducted in determining Consolidated Net Income of Holdings for the period referred to in clause (i) above".

          4. Section 10 of the 5 Year Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

          "1996 Restructuring Charge" shall mean the restructuring expenses and related costs and expenses in an aggregate amount not in excess of $500,000,000 recorded or accrued during Holdings' 1996 fiscal year.

          "Restructuring Charge Quarter" shall mean any fiscal quarter of Holdings during its 1996 fiscal year in which it has taken some or all of the 1996 Restructuring Charge.

II.  Amendments to the 364 Day Credit Agreement.
     ------------------------------------------

          1.  The definition of "Adjusted Operating Income" appearing in
Section 10 of the 364 Day Credit Agreement shall be amended by (a) deleting the word "and" appearing at the end of clause (i) of the proviso contained therein and inserting a comma in lieu thereof and (b) inserting at the end of such definition, immediately following clause (ii) thereof, the following:

          "and (iii) for all purposes, for any period which includes any Restructuring Charge Quarter there shall be excluded in determining Adjusted Operating Income any portion of the 1996 Restructuring Charge which reduced the consolidated operating income of Holdings and its Subsidiaries for such period".















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          2.  The definition of "Consolidated Net Worth" appearing in Section 10 of the 364 Day Credit Agreement shall be amended by inserting the following after the second appearance of the word "date" therein:

          "plus any 1996 Restructuring Charge deducted in determining Consolidated Net Worth of Holdings as of such date".

          3. The definition of "Cumulative Consolidated Net Income" appearing in Section 10 of the 364 Day Credit Agreement shall be amended by inserting at the end of such definition, immediately following clause (ii) thereof, the following:

          "plus (iii) any 1996 Restructuring Charge deducted in determining Consolidated Net Income of Holdings for the period referred to in clause (i) above".

          4. Section 10 of the 364 Day Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

               "1996 Restructuring Charge" shall mean the restructuring expense and the related costs and expenses in an aggregate amount not in excess of $500,000,000 recorded or accrued during Holdings' 1996 fiscal year.

               "Restructuring Charge Quarter" shall mean any fiscal quarter of Holdings during its 1996 fiscal year in which it has taken some or all of the 1996 Restructuring Charge.

III.  Miscellaneous Provisions
      ------------------------

          1. In order to induce the Banks to enter into this Amendment, each Credit Party hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of each Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, (as defined in each credit agreement) in each case on the Amendment Date (as defined below), both before and after (as defined in each credit agreement) giving effect to this Amendment.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of either Credit Agreement or any other Credit Document (as defined in each Credit Agreement).

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Holdings and the Payments Administrator.
























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          4.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective as of the date first written above on the date (the "Amendment Date") when (i) each of the Credit Parties,
(ii) 5 Year Banks constituting Required Banks under the 5 Year Credit Agreement and (iii) 364 Day Banks constituting Required Banks under the 364 Day Credit Agreement, shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to White & Case, 1155 Avenue of the Americas, New York, New York 10036,
Attention:  Mr. Kevin Wong (Facsimile No.:  (212)354-8113).

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